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                                     BYLAWS
                                       OF
                            TRAK AUTO CORPORATION *

                                   ARTICLE I

                                    OFFICES

         The Corporation may have such office(s) at such place(s), both within and without the State of Delaware, as the Board of Directors from time to time determines or as the business of the Corporation from time to time requires.

                                   ARTICLE II

                          MEETINGS OF THE STOCKHOLDERS

         SECTION 1. ANNUAL MEETINGS.       Annual meetings of the stockholders
shall be held on such date in the month of June of each year and at such place (within or without the State of Delaware) as is designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting the stockholders shall elect a Board of Directors and shall transact such other business as may properly be brought before the meeting.

         SECTION 2. SPECIAL MEETINGS.       Unless otherwise prescribed by law,
the Certificate of Incorporation or these Bylaws, special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, if any, or by the President, or by the Secretary upon the written request of a majority of the total number of directors of the Corporation or of holders owning not less than one-quarter (1/4) of the shares of capital stock of





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*        As adopted by the Board of Directors on March 10, 1983 and amended through September 14, 1993.
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the Corporation issued and outstanding and entitled to vote at any such meeting. Requests for special meetings shall state the purpose or purposes of the proposed meeting.

         SECTION 3. NOTICES OF ANNUAL AND SPECIAL MEETINGS.
                 (a) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, written notice of any annual or special meeting of the stockholders shall state the place, date and time thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the meeting.
                 (b) Notice of any meeting of stockholders (whether annual or special) to act upon an amendment of the Certificate of Incorporation, a reduction of stated capital or a plan of merger, consolidation or sale of all or substantially all of the Corporation's assets shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of such meeting. Any such notice shall be accompanied by a copy of the proposed amendment or plan of reduction, merger, consolidation or sale.

         SECTION 4. LIST OF STOCKHOLDERS. At least ten (10) days (but not more than fifty (50) days) before any meeting of the stockholders, the officer or transfer agent in charge of the stock transfer books of the Corporation shall prepare and make a complete alphabetical list of the stockholders entitled to vote





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at such meeting, which list shows the address of each stockholder and the number of shares registered in the name of each stockholder. The list so prepared shall be maintained at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held and shall be open to inspection by any stockholder, for any purpose germane to the meeting, during ordinary business hours during a period of no less than ten (10) days prior to the meeting. The list also shall be produced and kept open at the meeting (during the entire duration thereof) and, except as otherwise provided by law, may be inspected by any stockholder or proxy of a stockholder who is present in person at such meeting.

         SECTION 5. PRESIDING OFFICERS; ORDER OF BUSINESS.
                 (a) Meetings of the stockholders shall be presided over by the Chairman of the Board, if any, or, if the Chairman is not present (or, if there is none), by the President, or, if the President is not present, by such person who is chosen by the Board of Directors, or, if none is so chosen, by a chairperson to be chosen at the meeting by stockholders present in person or by proxy who own a majority of the shares of capital stock of the Corporation entitled to vote and represented at such meeting. The secretary of meetings shall be the Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, or, if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors, or, if none,





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is so chosen, by such person who is chosen by the chairperson at the meeting.
                 (b) The following order of business, unless otherwise ordered at the meeting by the chairperson thereof, shall be observed as far as practicable and consistent with the purposes of the meeting:

                          (1)     Call of the meeting to order.

                          (2) Presentation of proof of mailing of notice of the meeting and, if the meeting is a special meeting, the call thereof.

                          (3)     Presentation of proxies.

                          (4) Determination and announcement that a quorum is present.

                          (5) Reading and approval (or waiver thereof) of the minutes of the previous meeting.

                          (6)     Reports, if any, of officers.

                          (7) Election of directors, if the meeting is an annual meeting or a meeting called for such purpose.

                          (8) Consideration of the specific purpose or purposes for which the meeting has been called (other than the election of directors).

                          (9) Transaction of such other business as may properly come before the meeting.

                         (10)     Adjournment.

         SECTION 6. QUORUM; ADJOURNMENTS.
                 (a) The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at any given meeting present in person or by proxy shall be necessary to and shall constitute a quorum for the transaction of





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business at all meetings of the stockholders, except as otherwise provided by law or by the Certificate of Incorporation.
                 (b) If a quorum is not present in person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum is present in person or by proxy.
                 (c) Even if a quorum is present in person or by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or by proxy shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a date which is not more than thirty (30) days after the date of the original meeting.
                 (d) Any business which might have been transacted at a meeting as originally called may be transacted at any meeting held after adjournment as provided in this Section 6 at which reconvened meeting a quorum is present in person or by proxy. Anything in paragraph (b) of this Section 6 to the contrary notwithstanding, if an adjournment is for more than thirty (30) days, or if after an adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.





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         SECTION 7. VOTING.
                 (a) At any meeting of stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder of record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his, her or its name on the books of the Corporation.
                 (b) All elections of directors, and except as otherwise provided by law or by the Certificate of Incorporation, all other matters, shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

         SECTION 8. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All written consents shall be filed with the minutes of the meetings of the stockholders.

                                  ARTICLE III

                                   DIRECTORS

         SECTION 1. GENERAL POWERS; NUMBER; TENURE. The business and affairs of the Corporation shall be managed under the





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direction of its Board of Directors, which may exercise all powers of the
Corporation and perform or authorize the performance of all lawful acts and things which are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or performed by the stockholders. The number of directors of the Corporation shall be at least one but not more than fifteen, the number to be set from time to time by the Board of Directors. The directors shall be elected at the annual meeting of the stockholders (except as otherwise provided in Section 2 of this Article III), and each director elected shall hold office until the next succeeding annual meeting of the stockholders or until his or her successor has been elected and has qualified or until his or her earlier resignation or removal. Directors need not be stockholders nor residents of the State of Delaware.

         SECTION 2. VACANCIES. Vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, although less than a quorum, or a sole remaining director, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until





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the next annual meeting of the stockholders or until his successor has been elected and has qualified.

         SECTION 3. REMOVAL; RESIGNATION.
                 (a) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at any meeting of the stockholders called expressly for such purpose any director may be removed, with or without cause, by a vote of stockholders holding a majority of the shares issued and outstanding and entitled to vote at an election of directors.
                 (b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. A resignation need not be accepted in order for it to be effective.

         SECTION 4. PLACE OF MEETINGS. The Board of Directors may hold both regular and special meetings either within or without the State of Delaware, at such place as the Board from time to time determines.

         SECTION 5. ANNUAL MEETINGS. The annual meeting of each newly elected Board of Directors shall be held as soon as is practicable (but in no event more than ten (10) days) following the annual meeting of stockholders, and no notice to the newly elected directors of such meeting shall be necessary for such meeting to be lawful, provided that a quorum is present thereat.





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         SECTION 6. REGULAR MEETINGS.  Additional regular meetings of the Board of Directors may be held without notice, at such time and place as from time to time may be determined by the Board of Directors.

         SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President or by a majority of the directors upon two (2) days' notice to each director if such notice is delivered personally or sent by telegram or telecopy, or upon five
(5) days' notice if sent by mail.

         SECTION 8. QUORUM; ADJOURNMENTS. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at each and every meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may otherwise specifically be provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting.

         SECTION 9. COMPENSATION. Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred by them in attending Board meetings. Any director may





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waive compensation for any meeting.  No director who receives compensation as a director shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

         SECTION 10. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting and without prior notice if a written consent setting forth the action so taken is signed either before or after such action by all directors. All written consents shall be filed with the minutes of the Board's proceedings.

         SECTION 11. MEETINGS BY TELEPHONE OR SIMILAR COMMUNICATIONS. The Board of Directors may participate in meetings by means of conference telephone or similar communications equipment, whereby all directors participating in the meeting can hear each other at the same time, and participation in any such meeting shall constitute presence in person by such director at such meeting.
A written record shall be made of all actions taken at any meeting conducted by means of a conference telephone or similar communications equipment.

                                   ARTICLE IV

                                   COMMITTEES

         SECTION 1. EXECUTIVE COMMITTEE.
                 (a) By resolution duly adopted by a majority of the directors, the Board of Directors may designate two or more





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directors to constitute an Executive Committee.  One of such directors shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director, or until his earlier resignation from the Executive Committee, or unless sooner removed as a member of the Executive Committee or as a director by any means authorized by these Bylaws.
                 (b) The Executive Committee shall have and may exercise all of the rights, powers and authority of the Board of Directors, except as expressly limited by the General Corporation Law of the State of Delaware, as amended from time to time.
                 (c) The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by its rules or as it may determine. The Chairman of the Executive Committee, or, in the absence of a Chairman a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as Secretary. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee. The Executive Committee shall keep minutes of its meetings and deliver such minutes to the Board of Directors.





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         SECTION 2. OTHER COMMITTEES.  The Board of Directors, by resolution duly adopted by a majority of the directors at a meeting at which a quorum is present, may appoint such other committee or committees as it shall deem advisable and with such authority as the Board of Directors shall from time to time determine and may designate a chairman of each committee so appointed.

         SECTION 3. OTHER PROVISIONS REGARDING COMMITTEES.
                 (a) The Board of Directors shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee.
                 (b) Members of any committee shall be entitled to compensation for their services as such, as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred in attending committee meetings. Any member of a committee may waive compensation for any meeting. No committee member who receives compensation as a member of one or more committees shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.
                 (c) Unless prohibited by law, the provisions of Section 10 ("Action by Consent") and Section 11 ("Meetings by Telephone or Similar Communications") of Article III shall apply to all committees from time to time created by the Board of Directors.





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                                   ARTICLE V

                                    OFFICERS

         SECTION 1. POSITIONS. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, a President, one or more Vice Presidents (if and to the extent required by law or if not required, if the Board of Directors from time to time appoints a Vice President or Vice Presidents), a Secretary and a Treasurer. The Board of Directors also may choose one or more Assistant Secretaries and/or Assistant Treasurers and such other officers and/or agents as the Board from time to time deems necessary or appropriate. The Board of Directors may delegate to the Chairman of the Board the authority to appoint any officer or agent of the Corporation and to fill a vacancy other than the Chairman of the Board, President, Secretary or Treasurer. The election or appointment of any officer of the Corporation in itself shall not create contract rights for any such officer. All officers of the Corporation shall exercise such powers and perform such duties as from time to time shall be determined by the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Secretary and of President and Vice President. No person shall be precluded from being an officer of the Corporation by virtue of holding office in any other corporation, partnership or other business entity.

         SECTION 2. TERM OF OFFICE; REMOVAL. Each officer of the Corporation shall hold office at the pleasure of the Board and





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any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office, provided that any officer appointed by the Chairman of the Board pursuant to authority delegated to the Chairman of the Board by the Board of Directors may be removed, with or without cause, at any time whenever the Chairman of the Board in his or her absolute discretion shall consider that the best interests of the Corporation shall be served by such removal. Removal of an officer by the Board or by the Chairman of the Board, as the case may be, shall not prejudice the contract rights, if any, of the person so removed. Vacancies (however caused) in any office may be filled for the unexpired portion of the term by the Board of Directors (or by the Chairman of the Board in the case of a vacancy occurring in an office to which the Chairman of the Board has been delegated the authority to make appointments).

         SECTION 3. COMPENSATION. The salaries of all officers of the Corporation shall be fixed from time to time by the Chairman of the Board, except for that of the Chairman of the Board which shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he or she also receives from the Corporation compensation in any other capacity.

         SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Corporation and subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the





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Corporation and general supervision over its other officers and agents.  In general, the Chairman of the Board shall perform all duties incident to the office of chief executive officer of a stock corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. Unless otherwise prescribed by the Board of Directors, the Chairman of the Board shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At any such meeting the Chairman of the Board shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses and has the power to exercise. The Board of Directors from time to time may confer like powers upon any other person or persons. The Chairman of the Board, if present, shall preside at all meetings of the stockholders and all meetings of the Board of Directors.

         SECTION 5. PRESIDENT. The President shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as from time to time may be assigned to him or her by the Board. Unless the Chairman of the Board is present (in person or by proxy) at such meeting, the President shall have the same power and authority as the Chairman of the Board to attend, act and





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vote at any meeting of security holders of other corporations in which the
Corporation may hold securities.

         SECTION 6. VICE PRESIDENTS. In the absence or disability of the President, the Vice President, if any (or in the event there is more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall perform the duties and exercise the powers of the President. The Vice President(s) also generally shall assist the Chairman of the Board and the President and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or the President; provided, however, that unless specifically authorized by the Board of Directors no Vice President shall have any authority to attend, act or vote on behalf of the Corporation at any meeting of security holders of other corporations in which the Corporation may hold securities.

                 SECTION 7. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall record all votes and the proceedings of all meetings in a book to be kept for such purposes. The Secretary also shall perform like duties for the Executive Committee or other committees, if required by any such committee. The Secretary shall give (or cause to be given) notice of all meetings of the stockholders and all special meetings of the Board of Directors and shall perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board





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or the President.  The Secretary shall have custody of the seal of the
Corporation, and shall have authority (as shall any Assistant Secretary) to affix the same to any instrument requiring it, and to attest the seal by his or her signature. The Board of Directors may give general authority to officers other than the Secretary or any Assistant Secretary to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

         SECTION 8. ASSISTANT SECRETARY. The Assistant Secretary, if any (or in the event there is more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. An Assistant Secretary shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

         SECTION 9. TREASURER. The Treasurer shall have the custody of the corporate funds, securities, other similar valuable effects, and evidences of indebtedness, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors from time to time and shall





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render to the Chairman of the Board, the President and the Board of Directors,
at regular meetings of the Board or whenever any of them may so require, an account of all transactions and of the financial condition of the Corporation.

         SECTION 10. ASSISTANT TREASURER. The Assistant Treasurer, if any (or in the event there is more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. An Assistant Treasurer shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

                                   ARTICLE VI

                                    NOTICES

         SECTION 1. FORM; DELIVERY. Any notice required or permitted to be given to any director, officer, stockholder or committee member shall be given in writing, either personally or by mail with postage prepaid, in either case addressed to the recipient at his or her address as it appears in the records of the Corporation. Personally delivered notices shall be deemed to be given at the time they are delivered at the address of the named recipient as it appears in the records of the Corporation, and mailed notices shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director also may be given by telegram or telecopy sent to his or her





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address as it appears on the records of the Corporation and shall be deemed given at the time delivered at such address.

         SECTION 2. WAIVER; EFFECT OF ATTENDANCE. Whenever any notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent of the giving of such notice. In addition, any stockholder who attends a meeting of stockholders in person, or who is represented at such meeting by a proxy, or any director or committee member who attends a meeting of the Board of Directors or a committee thereof shall be deemed to have had timely and proper notice of the meeting, unless such stockholder (or his or her proxy) or director or committee member attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                                  ARTICLE VII

                         INDEMNIFICATION AND INSURANCE

         SECTION 1. INDEMNIFICATION.
                 (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or





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was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
                 (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to





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become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.
                 (c)      Notwithstanding the other provisions of Section 1 of
Article VII of these Bylaws, to the extent that a director, officer, employee or agent of the Corporation has been successful





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on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Section 1(a) and (b) of Article VII of these Bylaws, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.
                 (d)      Any indemnification under Section 1(a) and (b) of
Article VII of these Bylaws (unless ordered by a court) shall be paid by the Corporation unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the stockholders, that indemnification of the director, officer, employee or agent is not proper in the circumstances because he or she has not met the applicable standards of conduct set forth in Section 1(a) and (b) of Article VII of these Bylaws.
                 (e) Costs, charges, and expenses (including attorneys' fees) incurred by a person referred to in Section 1(a) and (b) of Article VII of these Bylaws in defending a civil or criminal action, suit or proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation pursuant to this Article VII. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. The Board of Directors may, in the manner set forth above, and subject to the approval of such director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.
                 (f)      Any indemnification under Section 1(a), (b) or (c) of
Article VII or advance of costs, charges and expenses under Section 1(e) of
Article VII of these Bylaws shall be made promptly, and in any event within sixty (60) days, upon the written request of the director, officer, employee or agent directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Article VII shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction if the Corporation denies such request in whole or in part, or if no disposition thereof is made within sixty (60) days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 1(e) of Article VII of these Bylaws where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1(a) or (b) of Article VII of these Bylaws, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 1(a) and (b) of Article VII of these Bylaws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standards of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
                 (g) The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this

Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of costs, charges and expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under Article VII of these Bylaws shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while Article VII of these Bylaws is in effect. No amendment or repeal of this Article VII of these Bylaws or any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any director, officer, employee or agent any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under Article VII of these Bylaws with respect to any costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement which arise out of an action, suit or proceeding based in whole or substantial part on any act or failure to act, actual or alleged, which takes place before or while Section 1 of Article VII of these Bylaws is in effect. The provisions of this sub-section (g) shall apply to any such action, suit or proceeding whenever commenced, including any such action, suit or proceeding commenced after any amendment or repeal of Article VII of these Bylaws.
                 (h) For purposes of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
                 (i) For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans including but not limited to any employee benefit plan of the Corporation; references to "fines" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries including acting as a fiduciary thereof; a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII; and service as a partner, trustee or member of management or similar committee of a partnership or joint venture, or as a director, officer, employee or agent of a corporation which is a partner, trustee or joint venturer, shall be considered service as a director, officer, employee or agent of the partnership, joint venture, trust or other enterprise.

         SECTION 2. INSURANCE FOR INDEMNIFICATION. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the

Delaware General Corporation Law and these Bylaws, provided that such insurance is available on acceptable terms as determined by a vote of a majority of the entire Board of Directors.

                                  ARTICLE VIII

                          INTERESTED DIRECTORS; QUORUM

         SECTION 1. COMMON OR INTERESTED OFFICERS AND DIRECTORS. The officers and directors shall exercise their powers and duties in good faith and with a view to the best interests of the Corporation. No contract or other transaction between the Corporation and one or more of its officers or directors, or between the Corporation and any corporation, firm, association, or other entity in which one or more of the officers or directors of the Corporation are officers or directors, or are pecuniarily or otherwise interested, shall be either void or voidable because of such common directorate, officership or interest, because such officers or directors are present at the meeting of the Board of Directors or any committee thereof which authorizes, approves or ratifies the contract or transaction, or because his, her or their votes are counted for such purpose, if (unless otherwise prohibited by law) any of the conditions specified in the following paragraphs exist:
                 (a) the material facts of the common directorate or interest or contract or transaction are disclosed or known to the Board of Directors or committee thereof and the Board or committee authorizes or ratifies such contract or transaction in good faith by the affirmative vote of a majority of the disinterested directors, even through the number of such disinterested directors may be less than a quorum; or
                 (b) the material facts of the common directorate or interest or contract or transaction are disclosed or known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
                 (c) the contract or transaction is fair and commercially reasonable to the Corporation at the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders, as the case may be.

         SECTION 2. QUORUM. Common or interested directors may be counted in determining whether a quorum is present at any meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies any contract or transaction, and may vote thereat to authorize any contract or transaction with like force and effect as if he, she or they were not such officers or directors of such other corporation or were not so interested.

                                   ARTICLE IX

                               STOCK CERTIFICATES

         SECTION 1. FORM, SIGNATURES. Each stockholder who has fully paid for any shares of capital stock of the Corporation shall be entitled to receive a certificate representing such shares and such certificate shall be signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an

Assistant Secretary of the Corporation. Signatures on the certificate may be facsimile, in the manner prescribed by law. Each certificate shall exhibit on its face the number and class (and series, if any) of the shares it represents. Each certificate also shall state upon its face the name of the person to whom it is issued and that the Corporation is organized under the laws of the State of Delaware. Each certificate may (but need not) be sealed with the seal of the Corporation or facsimile thereof. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before the certificate is issued, the certificate nevertheless may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue of the certificate. All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon a notation of such restriction.

         SECTION 2. REGISTRATION OF TRANSFER. Upon surrender to the Corporation or to any transfer agent or registrar of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation, or its transfer agent or registrar, shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation's books.

         SECTION 3. REGISTERED STOCKHOLDERS. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions (to the extent otherwise distributable or distributed), to vote (in the case of voting stock) as such owner, and to hold such registered owner liable for calls and assessments. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person. The Corporation (or its transfer agent or registrar, if any) shall not be required to send notices or dividends to a name or address other than the name or address of the stockholders appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), unless any such stockholder shall have notified the Corporation (or by the transfer agent or registrar, if any), in writing, of another name or address at least ten (10) days prior to the mailing of such notice or dividend.

         SECTION 4. RECORD DATE. In order that the Corporation may determine the stockholders of record who are entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to express written consent to corporate action in lieu of a meeting, (iii) to receive payment of any dividend or other distribution, or (iv) to allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or in order that the Corporation may make a determination of the stockholders of record for any other lawful purpose, the Board of Directors, in advance, may fix a date as the record date for any such determination. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to the date of any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting taken pursuant to
Section 6 of Article II; provided, however, that the Board of Directors, in its discretion, may fix a new record date for the adjourned meeting.

         SECTION 5. LOST, STOLEN OR DESTROYED CERTIFICATE. The Secretary or the Treasurer may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Secretary or the Treasurer, in his or her discretion, may require as a condition precedent to issuance that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Secretary or the Treasurer shall require and/or give the Corporation a bond in such sum, or other security in such form, as the Secretary or the Treasurer may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

                                   ARTICLE X

                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. Subject to the General Corporation Law of the State of Delaware and to any provisions of the Certificate of Incorporation relating to dividends, dividends upon the outstanding capital stock of the Corporation or other distributions may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation's capital stock.

         SECTION 2. RESERVES. The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish or vary such fund or funds.

         SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.

         SECTION 4. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "State of Delaware."

         SECTION 5. AMENDMENT OF THE BYLAWS. To the extent not prohibited by law, the Board of Directors shall have the power to adopt, amend and repeal these Bylaws, and to adopt new bylaws, in all cases by an affirmative vote of a majority of the directors, provided that notice of the proposal to adopt, amend or repeal these Bylaws, or to adopt new bylaws, is included in the notice of the meeting of the Board of Directors at which such action takes place.